EXHIBIT 99.1


News
For Immediate Release                                 SILGAN HOLDINGS INC.
                                                      4 Landmark Square
                                                      Suite 400
                                                      Stamford, CT  06901

                                                      Telephone: (203) 975-7110
                                                      Fax:       (203) 975-7902


                                                          Contact:
                                                          Robert B. Lewis
                                                          (203) 406-3160


                  SILGAN HOLDINGS ANNOUNCES COMPLETION OF A NEW
                   $1.0 BILLION SENIOR SECURED CREDIT FACILITY


STAMFORD, CT, July 5, 2005 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, announced today that it has successfully completed a new $1.0 billion senior secured credit facility taking advantage of the favorable credit markets to refinance its existing senior secured credit facility. Deutsche Bank Securities Inc. and Banc of America Securities LLC were the joint lead arrangers and joint book runners for the new syndicated credit facility.

The new credit facility provides the Company with $425 million of A term loans, $125 million of B term loans and a $450 million revolving loan facility. Under the new credit facility, the Company may use revolving loans for working capital and other general purposes including acquisitions. The A term loans and revolving loan facility mature on June 30, 2011, and the B term loans mature on June 30, 2012. The new credit facility also provides the Company with an incremental uncommitted term loan facility of up to an additional $350 million, which may be





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SILGAN HOLDINGS
July 5, 2005
Page 2


used to finance acquisitions and for other permitted purposes. In addition, the new credit facility provides increased flexibility to, among other things, make acquisitions, pay dividends, repurchase shares and incur additional debt.

Under the new credit facility, the interest rate for all loans will either be LIBOR plus a margin or the prime lending rate of Deutsche Bank plus a margin. Initially, for the A term loans and revolving loans the margin will be 1.125% for LIBOR loans and 0.125% for prime rate loans. The margins for A term loans and revolving loans are subject to adjustment quarterly based upon financial ratios. For the B term loans, the margin for LIBOR loans is fixed at 1.25% and the margin for prime rate loans is fixed at 0.25%. Prior to the refinancing, the interest rate for A term loans and revolving loans under the Company's prior credit facility was LIBOR plus a margin of 1.50% or the prime lending rate of Deutsche Bank plus a margin of 0.50%, and for B term loans an additional 0.25%, or LIBOR plus 1.75%.

Upon closing this refinancing, the Company recorded a non-cash, pre-tax charge of $11.0 million for a loss on early extinguishment of debt to write-off the unamortized debt issuance costs of the prior credit facility. The Company's earnings estimates for the second quarter and full year 2005 previously provided did not include the impact of this charge.

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Silgan  Holdings is a leading  North  American  manufacturer  of consumer  goods packaging products with annual net sales of $2.4 billion in 2004. Silgan operates 60 manufacturing facilities in the U.S. and Canada. In North America, the Company is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products and of metal and plastic closures for food and beverage products.


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SILGAN HOLDINGS
July 5, 2005
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Statements  included in this press  release which are not  historical  facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Such forward looking statements are made based upon management's expectations and beliefs concerning future events impacting the Company and therefore involve a number of uncertainties and risks, including, but not limited to, those described in the Company's Annual Report on Form 10-K for 2004 and other filings with the Securities and Exchange Commission. Therefore, the actual results of operations or financial condition of the Company could differ materially from those expressed or implied in such forward-looking statements.

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